     As filed with the Securities and Exchange Commission on October 2, 1996

                                                            Registration No. 33-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                              SARA LEE CORPORATION
             (Exact name of registrant as specified in its charter)

         Maryland                                       36-2089049
(State of incorporation)                 (I.R.S. Employer Identification Number)
                           Three First National Plaza,
                                   Suite 4600,
                          Chicago, Illinois 60602-4260
                                 (312) 726-2600
   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)
                                                       with a copy to
         JANET L. KELLY, ESQ.                TIDEWATER JEWISH FOUNDATION
 Senior Vice President, Secretary and             7300 Newport Avenue
           General Counsel                      Newport, Virginia 23505
   Sara Lee Corporation, Three First             Attention:  President
      National Plaza, Suite 4600,
     Chicago, Illinois 60602-4260
            (312) 558-8503
(Name, address, including zip code, and telephone number, including area code, of agent for service)

       Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined in light of market conditions.

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
    -----

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X
                                                      ---

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.  (   )

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  (   )

       If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.  (   )

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title of each                            Proposed      Proposed
  class of                Amount          maximum       maximum       Amount of
securities to              to be      offering price   aggregate    registration
be registered          registered(1)   per unit(2)   offering price      fee
--------------------------------------------------------------------------------
  Common Stock,
$1.331/3 par value
(including Preferred
   Stock Purchase
 Rights) . . . . . . .    50,000          $34.40      $1,720,000.00     $594.00
--------------------------------------------------------------------------------
(1)    Maximum number of shares which may be offered.
(2) The price per share, estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c), is based on the average of the high and low prices per share as reported on the New York Stock Exchange Composite Transaction Tape on September 26, 1996.

       The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  SUBJECT TO COMPLETION, DATED OCTOBER 2, 1996
PROSPECTUS
                              SARA LEE CORPORATION

                          50,000 Shares of Common Stock

                         (Par Value $1.331/3 Per Share)

                               ------------------

       This prospectus (the "Prospectus") relates to up to 50,000 shares (the "Shares") of common stock, par value $1.331/3 per share (the "Common Stock"), of Sara Lee Corporation, a Maryland corporation (the "Corporation"), which may be offered for sale by a certain stockholder of the Corporation (the "Selling Securityholder") from time to time. The distribution of the Shares by the Selling Securityholder may be effected from time to time by one or more broker-dealers, in one or more transactions (which may involve crosses and block transactions) on the New York Stock Exchange or other stock exchanges on which the Common Stock is listed pursuant to and in accordance with the rules of such exchanges, in the over-the-counter market, in negotiated transactions or otherwise, at prices related to the prevailing market prices or at negotiated prices. The Registration Statement has been prepared in accordance with an agreement between the Corporation and the Selling Securityholder.

       None of the proceeds from the sale of the Shares will be received by the Corporation. The Corporation will bear all expenses of the offering, except that the Selling Securityholder will pay any applicable underwriters' commissions and expenses, brokerage fees or transfer taxes, as well as the fees and disbursements of counsel to and experts for the Selling Securityholder. The Corporation and the Selling Securityholder have agreed to indemnify each other against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

       The Common Stock is listed on the New York Stock Exchange, Inc., the Midwest Stock Exchange, Incorporated, The Pacific Stock Exchange, Incorporated, The Stock Exchange (London), Bourne (Paris), the Amsterdam Stock Exchange, and the (Swiss) Stock Exchanges of Zurich, Basel, and Geneva.

       Each share of Common Stock (including the Shares) includes one-fourth of a Right to purchase one one hundredth of a share of Series A Junior Participating Preferred Stock of the Corporation or, under certain circumstances, Common Stock or other securities, cash or other assets.

                               ------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
          THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
               THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       The Selling Securityholder, directly or through broker-dealers or agents designated from time to time, may sell the Shares from time to time on terms to be determined at the time of sale. To the extent required, the specific Shares to be sold, the purchase price, the public offering price, the names of any such broker-dealer or agent, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. The aggregate proceeds to the Selling Securityholder from the Shares will be the purchase price of the Shares sold less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Corporation. See "Plan of Distribution."

       The Selling Securityholder and any broker-dealer or agent that participates with the Selling Securityholder in the distribution of the Shares may be deemed "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Corporation has agreed to indemnify the Selling Securityholder and any other person deemed to be an underwriter with respect to this offering against certain liabilities, including liabilities under the Securities Act. See "Plan of Distribution." To the extent required, an accompanying Prospectus Supplement will set forth any other indemnification arrangements.

       No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering hereto contained and, if given or made, such information or representations must not be relied upon as having been authorized by the Corporation or the Selling Securityholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Corporation since the date hereof.

                               ------------------
                 The date of this Prospectus is October __, 1996.

Information contained herein is subject to completion amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.

                              AVAILABLE INFORMATION

       The Corporation is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Corporation may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at 450 Fifth Street, 7, Washington, D.C. 20549, and at the Commission's regional offices at 230 South Dearborn Street, Chicago, Illinois 60604 and 75 Park Place, New York, New York 10017. The Commission also maintains a site on the World Wide Web as http:\\www.sec.gov that contains reports, proxies and information statements and other information regarding registrants that file electronically with the Commission.

       Such documents can also be inspected at the offices of the following stock exchanges on which the Corporation's Common Stock is listed: New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005; Midwest Stock Exchange, Incorporated, 440 South LaSalle Street, Chicago, Illinois 60605; and The Pacific Stock Exchange, Incorporated, 301 Pine Street, San Francisco, California 94104.

       The Prospectus does not contain all information set forth in the registration statement to which this Prospectus relates (the "Registration Statement") and the exhibits thereto which the Corporation has filed with the Commission under the Securities Act and to which reference is hereby made. The Corporation will provide without charge to each person, including a beneficial owner, to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the information incorporated by reference in the Registration Statement other than exhibits to such information (unless such exhibits are specifically incorporated by reference therein). Such written requests should be addressed to Sara Lee Corporation, Three First National Plaza, Suite 4600, Chicago, Illinois 60602-4260, Attention: Janet L. Kelly, Esq., Senior Vice President, Secretary and General Counsel; telephone number
(312) 558-8503.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents filed with the Commission in accordance with the provisions of the Exchange Act are incorporated herein by reference:

              (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended June 29, 1996;

              (b) All other reports filed by the Corporation pursuant to Sections 13(a) or 15(d) of the Exchange Act since June 29, 1996; and



              (c) The Registration Statement No. 33-18488 filed with the Commission on November 12, 1987, and Registration Statement No. 34-397183 on Form 8-A filed with the Commission on May 11, 1988 (as amended by Form 8 thereto filed with the Commission on November 15, 1989), as to Description of the Common Stock of the Corporation only.

       All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

       Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


                                 THE CORPORATION

       The Corporation is an international manufacturer and marketer of food and consumer packaged goods. The Corporation's products and services include frozen baked goods; processed meats; coffee and tea; beverage systems; food and non-food products distributed to the foodservice industry; hosiery, underwear, activewear, and other apparel and accessory items; and personal, household and shoe care products. The principal executive offices of the Corporation are located at Three First National Plaza, Chicago, Illinois 60602-4260, telephone number (312) 726-2600.

                                 USE OF PROCEEDS

       The Corporation will receive none of the proceeds from the offering and sale of the Shares.

                           THE SELLING SECURITYHOLDER

       The Selling Securityholder is the owner of 50,000 shares of common stock. From time to time, the Selling Securityholder will determine the number of the Shares which it may sell. The determination to sell will depend on a number of factors, including the price of the Common Stock from time to time. The information on the following table sets forth the information provided by the Selling Securityholder as of September 30, 1996, concerning the Selling Securityholder's ownership of the Shares. The Selling Securityholder beneficially owns less than one percent of the issued Common Stock. The Selling Securityholder has not had any position, office, or other material relationship with the Corporation or any of its affiliates within the past three (3) years.

                   Shares              Shares Which         Shares Which May Be
  Stockholder      Presently Owned     May Be Sold          Owned After Sale (1)
  -----------      ---------------     -----------          --------------------

Tidewater Jewish
Foundation, Inc.      50,000             50,000                      0

(1)    The information in this column assumes that the Selling
       Securityholder will sell all of its Shares.

       20,000 of the Shares were received by the Selling Securityholder as a contribution on December 15, 1995 (10,000 from each of Steven B. Sandler and Arthur B. Sandler), and the remaining 30,000 Shares were received as a contribution on September 30, 1996 (15,000 from each of Steven B. Sandler and Arthur B. Sandler).

                              PLAN OF DISTRIBUTION

       Any sale of the Shares by the Selling Securityholder will be for its own account. The Corporation will receive none of the proceeds from the offering of the Shares.

       The distribution of the Shares by the Selling Securityholder may be effected from time to time directly or by one or more broker-dealers or agents, in one or more transactions (which may involve crosses and block transactions) on the New York Stock Exchange, the Pacific Stock Exchange, the Midwest Stock Exchange or other exchanges on which the Common Stock is listed, pursuant to and in accordance with the rules of such exchanges, in the over-the-counter market, in negotiated transactions or otherwise, at prices related to prevailing market prices or at negotiated prices. In the event that one or more broker-dealers or agents agree to sell the Shares, they may do so by purchasing the Shares as principals or by selling the Shares as agents for the Selling Securityholder. The Selling Securityholder and any such broker-dealers or agents that participate in the distribution of the Shares may be deemed to be underwriters, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. To the extent required at the time a particular offer of the Shares is made, a supplement to this Prospectus will be distributed which will set forth the aggregate principal amount of Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, the purchase price paid by any underwriter for the Shares purchased from the Selling Securityholder, any discounts, commissions and other items constituting compensation from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers, including the proposed selling price to the public.

       Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Shares may not simultaneously engage in market-making activities with respect to the Common Stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Securityholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rules 10b-6 and 10b-7.

       In order to comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

       The Corporation will bear all expenses of the offering, except that the Selling Securityholder will pay any applicable underwriters' commissions and expenses, brokerage fees or transfer taxes, as well as the fees and disbursements of counsel to and experts for the Selling Securityholder.

       The Corporation has agreed to indemnify the Selling Securityholder and any other person deemed to be an underwriter with respect to this offering against certain liabilities, including liabilities arising under the Securities Act.

       The Corporation has agreed to use its best efforts to keep the Registration Statement, of which this Prospectus is a part, continuously effective and until the earlier of July 3, 1997 or the date upon which all the Shares covered by the Registration Statement have been sold pursuant to the Registration Statement.

                                     EXPERTS

The consolidated financial statements and schedules of the Corporation incorporated by reference in this Prospectus to the extent and for the periods indicated in their reports have been audited by Arthur Andersen & Co., independent public accountants, and have been incorporated by reference in this Prospectus in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

                                  LEGAL MATTERS

       The validity of the issuance of the Common Stock offered hereby will be passed upon for the Corporation by Janet L. Kelly, Esq., Senior Vice President, Secretary and General Counsel of the Corporation. As of September 1, 1996, Ms. Kelly owned 12,002 shares of Common Stock and had the right to acquire 12,333 shares of Common Stock through the exercise of options pursuant to stock option plans of the Corporation.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.             Other Expenses Of Issuance And Distribution.
                     ___________________________________________

       The estimated fees and expenses payable by the Corporation in connection with the issuance and distribution of the Common Stock registered hereunder are as follows:

       Securities and Exchange Commission
       registration fee . . . . . . . . . . . . . . . . .  . . . .    $  594.00
       Legal fees and expenses . . . . . . . . . . . . . . . . . .       500.00*
       Accounting fees and expenses. . . . . . . . . . . . . . . .     1,000.00*
       Printing fee. . . . . . . . . . . . . . . . . . . . . . . .     1,000.00*
                                                                     ----------
Total fees and expenses                                               $3,094.00

The Corporation has agreed to bear all expenses (other than underwriting discounts and selling commissions, brokerage fees and transfer taxes, and the fees and expenses of counsel and other advisors to the Selling Securityholder) in connection with the registration and sale of the Shares being offered by the Selling Securityholder.

Item 15.             Indemnification Of Directors And Officers.
                     _________________________________________

       Section 2-418 of the Maryland General Corporation Law provides for indemnification of the Corporation's directors, officers, employees, and agents under specified circumstances, which may include indemnity against expenses, including attorneys' fees and judgments, fines, and amounts paid in settlement under the Securities Act. The Corporation has purchased and maintains insurance as is permitted by said Section 2-418 on behalf of directors and officers, which insurance may cover liabilities under the Securities Act. Article V of the By-Laws of the Corporation provides for such indemnification to the extent and under the circumstances permitted by said Section 2-418.

       Article V of the By-Laws of the Corporation provides as follows:

       "Section 1.   Right To Indemnification.  Subject to the provisions of
                     ________________________
Section 3 of this Article V, the Corporation (a) shall indemnify its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (b) may indemnify other employees and agents to such extent, if any, as shall be authorized by the Board of Directors and be permitted by law.

       "Section 2.   Time For Payment Enforcement.  Any indemnification, or
                     ____________________________
payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within sixty (60) days, upon the written request of the director or officer entitled to seek indemnification (the "Indemnified Party"). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation.

       "Section 3.   Standard Of Conduct.  Anything in these By-Laws to the
                     ___________________
contrary notwithstanding, except in circumstances where indemnification is required under the General Laws of the State of Maryland now or hereafter in force, no indemnification of a director or officer may be made hereunder unless a determination has been made in accordance with the procedures set forth in Section 2-418(e) of the Maryland General Corporation Law that the party seeking indemnification has met the requisite standard of conduct. A party seeking indemnification shall be deemed to have met the requisite standard of conduct unless it is proved that:

       "(a)   The act or omission of the director or officer was material to the cause of action giving rise to the proceeding; and

                     (i)    was committed in bad faith; or

                     (ii)   was the result of active and deliberate dishonesty;
                            or

       "(b)   The director or officer actually received an improper benefit in money, property or services; or

       "(c)   In the case of a criminal proceeding, the director or officer had reasonable cause to believe that act or omission was unlawful.

       "Section 4.   General.  The indemnification and advance of expenses
                     _______
provided by this By-Law shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is not contrary to law, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this By-Law is in effect.

       "Section 5.   Effective Time.  This By-Law shall be effective from and
                     ______________
after the date of its adoption (August 26, 1988) and shall apply to all proceedings arising prior to or after such date, regardless of whether relating to facts or circumstances occurring prior to or after such date. Nothing herein shall prevent an amendment of this By-Law, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before the adoption of such amendment or as to claims made after such adoption in respect of events occurring before such adoption.

       "Section 6.   Further Action.  The Board of Directors may take such
                     ______________
action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law."

Item 16.             List Of Exhibits.
                     ________________

       4.1 Articles of Restatement of Charter of the registrant, dated April 9, 1990, defining the rights of holders of the registrant's securities, incorporated by reference to Exhibit 4.1 of Registration Statement No. 33-35760 on Form S-8 filed with the Commission on July 6, 1990.

       4.2 Articles Supplementary to the Charter of the registrant, dated May 18, 1990, defining the rights of holders of the registrant's securities, incorporated by reference to Exhibit 4.2 of the registration statement on Form S-8 filed with the Commission on November 1, 1990.

       4.3 Amended By-Laws of the registrant, dated August 29, 1996, defining the rights of holders of the registrant's securities incorporated by reference to Exhibit (3b) of the registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1996.

       4 Rights Agreement dated as of April 28, 1988 between the Corporation and the First National Bank of Chicago as Rights Agent, (incorporated by reference to the Registration Statement No. 34-397183 on Form 8-A filed with the Commission on May 11, 1988 (as amended by Form 8 thereto filed with the Commission on November 15, 1989).

       5 Opinion of Janet L. Kelly, Esq., Senior Vice President, Secretary and General Counsel.

       24.1   Consent of Arthur Andersen & Co.

       24.2 Consent of Janet L. Kelly, Esq. (contained in the opinion appearing as Exhibit 5).

       25     Powers of Attorney (contained on the signature page).

Item 17.      Undertakings.
              ____________

       (a)    Rule 415 Offering

              The undersigned registrant hereby undertakes:

       Section 1. To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.


       Section 2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Section 3. To remove from registration by means of a post-effective amendment to the Registration Statement any of the securities being registered which remain unsold at the termination of the offering.

       (b)    Filings Incorporating Subsequent Exchange Act Documents by
Reference.

       The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c)    Policy Regarding Indemnification.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on the 29th day of August, 1996.

                                        SARA LEE CORPORATION


                                        By: /s/ Janet Langford Kelly
                                            --------------------------
                                            Janet Langford Kelly
                                            Senior Vice President, Secretary
                                            and General Counsel

                                POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Janet Langford Kelly, Judith A. Sprieser and R. Henry Kleeman, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents or any of them, or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof. This power of Attorney may be signed in several counterparts.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on August 29, 1996.

              Signatures                          Capacity
              ----------                          --------

              /s/                            Chairman of the Board,
-----------------------------------          Chief Executive Officer
       John H. Bryan                         and Director

              /s/                            Vice Chairman and Chief
-----------------------------------          Administrative Officer
       Michael E. Murphy                     and Director


              /s/                            Executive Vice President
-----------------------------------          and Director
       Donald J. Franceschini

              /s/                            Executive Vice President
-----------------------------------          and Director
       C. Steven McMillan

              /s/                            Director
-----------------------------------
       Paul A. Allaire

              /s/                            Director
-----------------------------------
       Frans H.J.J. Andriessen

              /s/                            Director
-----------------------------------
       Duane L. Burnham

              /s/                            Director
-----------------------------------
       Charles W. Coker

              /s/                            Director
-----------------------------------
       Willie D. Davis

              /s/                            Director
-----------------------------------
       Allen F. Jacobson

              /s/                            Director
-----------------------------------
       Vernon E. Jordan, Jr.

              /s/                            Director
-----------------------------------
       James L. Ketelsen

              /s/                            Director
-----------------------------------
       Hans B. van Liemt

              /s/                            Director
-----------------------------------
       Joan D. Manley

              /s/                            Director
-----------------------------------
       Newton N. Minow

              /s/                            Director
-----------------------------------
       Sir Arvi H. Parbo

              /s/                            Director
-----------------------------------
       Rozanne L. Ridgway

              /s/                            Director
-----------------------------------
       Richard L. Thomas

                                 Exhibits Index
                                 ______________

                                                                           Page

4.1    Articles of Restatement of Charter of the registrant, dated         ----
April 9, 1990, defining the rights of holders of the registrant's securities, incorporated by reference to Exhibit 4.1 of Registration
Statement No. 33-35760 on Form S-8 filed with the Commission on July
6, 1990.

4.2    Articles Supplementary to the Charter of the registrant, dated      ----
May 18, 1990, defining the rights of holders of the registrant's securities, incorporated by reference to Exhibit 4.2 of the registration statement on Form S-8 filed with the Commission on November 1, 1990.

4.3    Amended By-Laws of the registrant, dated August 29, 1996,           ----
defining the rights of holders of the registrant's securities incorporated by reference to Exhibit (3b) of the registrant's Annual
Report on Form 10-K for the fiscal year ended June 29, 1996.

4      Rights Agreement dated as of April 28, 1988 between the             ----
Corporation and the First National Bank of Chicago as Rights Agent, (incorporated by reference to the Registration Statement No. 34-397183 on Form 8-A filed with the Commission on May 11, 1988 (as amended by Form 8 thereto filed with the Commission on November 15, 1989).

5      Opinion of Janet L. Kelly, Esq., Senior Vice President,             ----
Secretary and General Counsel.

24.1   Consent of Arthur Andersen & Co.                                    ----

24.2   Consent of Janet L. Kelly, Esq. (contained in the opinion           ----
appearing as Exhibit 5).

25     Powers of Attorney (contained on signature page).                   ----